Exhibit 10.2


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered into as of the 13th day of October, 1998, by and between CARDINAL FINANCIAL CORPORATION, a Virginia corporation with its principal offices at 10641 Lee Highway, Fairfax, Virginia 22030 ("Company"), and THOMAS C. KANE ("Kane"), an individual residing at 2851 Woodlawn Avenue, Falls Church, Virginia 22042.


                              W I T N E S S E T H:

         WHEREAS, the Company has been formed as a multi-bank holding company for the purpose of organizing or acquiring and owning banking institutions; and

         WHEREAS, the Company intends to organize and charter an investment institution to provide financial and brokerage services throughout the Northern Virginia region ("Subsidiary"); and

         WHEREAS, Kane has been retained to provide services in an executive capacity for the Company and the Subsidiary, and the parties desire to memorialize the terms and conditions of Kane's continuing employment; and

         NOW, THEREFORE, in consideration of the promises and obligations of the Company and Kane under this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                               SCOPE OF EMPLOYMENT

         1.1. Title. Initially, Kane shall assume the title of Senior Vice President of the Company. Kane shall assume the title of President and Chief Executive Officer of the Subsidiary effective as of the date the Subsidiary is chartered, or as soon thereafter as all regulatory approvals are obtained allowing Kane to serve in that position. Kane shall remain as Senior Vice President of the Company.

         1.2. Duties and Responsibilities. As Senior Vice President of the Company, Kane shall perform such duties as may be assigned to him by the Company consistent with that position. As President and Chief Executive Officer of the Subsidiary, Kane will be responsible for the supervision of the all Subsidiary operations, the development of recommendations to the board of directors of the Subsidiary ("Subsidiary Board") of plans and policies for the Subsidiary, and shall serve on professional or civic organizations to promote the interests of the Subsidiary if so directed by the Subsidiary Board. Kane is also required to perform such other duties consistent with his position as the Subsidiary Board may direct from time to time.

         Prior to Kane becoming President and CEO of the Subsidiary, the board of directors of the Company ("Company Board"), and thereafter the Subsidiary Board, may, in their sole discretion, increase, lessen, or limit the specific duties and responsibilities of Kane. During the term of his employment, Kane is required to devote his full time, attention, and efforts, with undivided loyalty, to the business of the Company and the Subsidiary and shall use his best effort to promote their interests.

         Kane's principal office shall be at a location determined by the President and CEO of the Company.

         1.3. Failure to Obtain Regulatory Approval. If the applicable regulatory authorities refuse the necessary approvals for Kane to serve as President and Chief Executive Officer of the Subsidiary, or otherwise substantially limit the scope of duties he may perform in that capacity, this Agreement shall terminate automatically and be of no further legal force or effect.

         1.4. Other Affairs. Notwithstanding anything in this Agreement to the contrary, Kane may engage in charitable and community affairs and manage his personal investments, provided that such activities are not inconsistent with the purposes of the Company or the Subsidiary and do not unreasonably interfere with the performance of his duties or responsibilities as set forth in this Agreement, and provided that Kane shall not engage in any activities in violation of Articles 7 and 8 of this Agreement. Kane may also serve as a member of the board of directors of other organizations, subject to the advance approval of the Company President and CEO.


                                    ARTICLE 2
                             RELATIONSHIP WITH BOARD

         2.1. Significant Actions. Unless otherwise specifically permitted by Company or Subsidiary policy, Kane agrees not to undertake, or authorize any other employee of the Company or Subsidiary to undertake, any of the following actions, except with the prior written consent of the Company's Board (prior to becoming President and CEO of the Subsidiary), or the written consent of the Subsidiary Board (after becoming the Subsidiary's President and CEO), which consent may be withheld in the Board's absolute discretion (or except as authorized by the Company's CEO in certain instances noted below):

                  (a) guarantee by the Company or the Subsidiary of any loans or indebtedness of any kind;

                  (b) acquisition or disposition of stock, securities, properties, or material assets of any corporation, company, or other entity by the Company or the Subsidiary;

                  (c) amendment, change, extension, renewal, waiver, or modification of any material agreement to which the Company, the Subsidiary, or affiliates are or may be a party, or any rights or obligations of the parties under any of the foregoing;

                  (d)      change   corporate   purpose   of  the   Company   or
Subsidiary, or the Company's or Subsidiary's Articles of Incorporation, ByLaws, or other organizational documents;

                  (e) sale, assignment, pledge, mortgage, encumbrance or other transfer affecting assets or real or personal property of the Company or Subsidiary except in the ordinary course of business;

                  (f) enter into any contract or commitment, or series of contracts or commitments, written or oral, which singularly or in the aggregate, requires the Company or Subsidiary to expend or incur liability or debt in excess of the approved Company or Subsidiary budgets for such expenditure;

                  (g) compromise or settle any material claim asserted by or against the Company or Subsidiary;

                  (h) change the Company's or Subsidiary's certified public accountants, law firms, or other professionals currently retained or utilized by the Company or Subsidiary;

                  (i) change location of the principal office, or other facilities of the Company or Subsidiary;

                  (j)      lend money on behalf of the Company or Subsidiary; or

                  (k)      add  a  position  or  personnel  function,   hire  an
officer, or terminate Company employees without the prior consent of the Company President and CEO.

         2.2. Board Action. Unless otherwise noted herein, whenever any action by the Company's Board or the Subsidiary's Board is required or permitted under this Agreement, the Chairman of the respective Board, or his designee, may decide and take such action without approval or involvement of the full Board or a majority of the Board. To the extent required, a vote of the full Board shall occur at a meeting duly called and held with a quorum acting throughout in accordance with the applicable Articles of Incorporation and ByLaws, and such action must be evidenced in writing before being effective. Meetings held by the Board in accordance with this Agreement may be conducted by teleconference, and in executive session.


                                    ARTICLE 3
                            COMPENSATION AND BENEFITS

         3.1. Salary. The Company agrees to pay Kane, for services rendered hereunder, salary at the annual rate of ONE HUNDRED AND SEVENTY-FIVE THOUSAND DOLLARS ($175,000). Such salary shall be payable in equal periodic installments, not less frequently than monthly, less any sums which may be required to be deducted or withheld under the provisions of law. Kane's salary may not be adjusted downward at any time during the term of this Agreement without his express consent. Kane's salary may be adjusted upward annually at the discretion of the Company's Board, based upon the Board's assessment of Kane's performance and the Company's financial circumstances. Kane will be considered for his first annual salary raise at the time of his initial performance review in March 2000, and will be considered for further raises at each one-year anniversary thereafter during the term of this Agreement. As referred to hereinafter, "Salary" means the compensation described in this Section 3.1.

         3.2. General Expenses. Kane is expected from time to time to incur reasonable and necessary expenses for promoting the business of the Company, including expenses for travel, entertainment, and other activities associated with Kane's duties. Reasonable and necessary expenses, as determined by the Company, incurred by Kane in connection with the performance of his duties hereunder will be reimbursed provided that Kane follows Company procedures for the reimbursement of such expenses, including submission of reasonably detailed verification of the nature and amount of such expenses.

         3.3. Benefits. Except as otherwise provided in this Agreement, Kane will be entitled to participate in the same manner as other executive and managerial employees of the Company in all retirement, health and welfare, and other fringe benefit programs applicable to other managerial employees of the Company generally which may be authorized, adopted and amended from time to time by the Company Board. This includes eligibility to participate in the Company's qualified retirement plans as permitted by the terms of such plans. Specific benefits that Kane is eligible to receive include:

         (i) Medical Insurance. So long as the Company provides health and dental insurance, Kane (and his eligible family members) shall have the opportunity to participate in the same manner and on the same terms as other officers and employees of the Company.

         (ii) Long-term disability. The Company shall pay Kane's full premiums for long-term disability insurance coverage, providing a disability benefit of up to 60% of Kane's salary (as defined by the applicable plan or policy), up to a maximum of $10,000 per month, so long as the Company offers group long-term disability insurance coverage for its employees.

         (iii) Annual physical examination. The Company agrees to provide, at no cost to Kane, one annual physical examination through a doctor of Kane's choice.

         (iv) Life insurance. The Company shall pay Kane's premiums for his purchase of a term life insurance policy, providing a death benefit of $500,000, through a Company-approved carrier.

         (vi) Vacation. Kane shall be entitled to receive four weeks of vacation leave each calendar year. Provisions regarding the accrual and carry-over of any unused vacation time will be governed by the Company's standard policies.

         3.4. No Other Compensation. Except as provided in Article 4 hereof, Kane shall receive no compensation or remuneration in addition to that set forth in this Article 3 for any services by him in any capacity to the Company, the Subsidiary, or any affiliated corporation. Nothing contained herein shall, however, preclude Kane from receiving any additional discretionary bonus or compensation specifically approved in writing for Kane in advance by the Company's Board.

         3.5. Tax Consequences. Kane acknowledges that, to the extent the value of any of the benefits provided to him under this Article 3 constitute taxable income to him, he shall be responsible for the payment of such taxes and the Company may withhold or deduct to satisfy his tax liability as permitted by applicable law.


                                    ARTICLE 4
                        VARIABLE AND EQUITY COMPENSATION

         4.1. Incentive Pay. Kane shall be paid a 5% override of gross revenues generated by the Subsidiary, including fees and commissions. These amounts will be paid on a monthly basis, 30 days in arrears, following the period in which the commissions or fees are earned.

         4.2. Equity Bonus. Kane will be granted 9,375 shares of the Company's common stock (having a per share price of $8 and an aggregate value of $75,000 as of October 1998), subject to a forfeiture provision if the stock does not become vested. The stock shall vest in equal one-third increments beginning on the first anniversary of the date of grant, and each one-year anniversary thereafter, if Kane is employed by the Company at that time and has met certain performance objectives for that one-year period as established for him by the Company.

         For his initial performance goal, Kane shall be required to satisfactorily complete (as determined by the Company's CEO) by December 31, 1998, (i) an acceptable budget, (ii) operating plan, (iii) proper regulatory filings, (iv) hiring plan, and (v) incorporation of the Subsidiary, unless he cannot complete these tasks through no fault on his part, or because the Company management has changed his assignment and goals. Additional or different performance criteria may be established by the Company as it sees fit each year. In a situation where Kane has satisfactorily and timely completed some, but not all, of his assigned performance goals, as determined by the Company CEO, the stock will vest with respect to the shares on a pro-rata basis according to the percentage of tasks he has successfully completed.

         For calendar year 1999, and each subsequent calendar year thereafter, Kane, if he achieves certain performance parameters established by the Company in early 1999, will be granted: (i) an option to buy Company stock up to a value of $37,500 on the date of grant, and (ii) up to a lump-sum cash payment of $37,500, less applicable deductions or withholding. These performance goals include (a) the achievement of budgeted profitability, (b) achievement and stability of an annual 25% ROE minimum, (c) net income growth of 10% per year or greater, (d) satisfactory regulatory exams; and (e) other performance standards established by the Company. The lump-sum cash incentive payment, if earned, shall be payable in March 2000, and each subsequent March thereafter. The stock option, if earned, shall be granted and immediately exercisable in March 2000, and each subsequent March thereafter. The specific terms and conditions of the Company stock and option grant under this provision shall be contained in a separate stock and option agreement, executed by the parties.

                                    ARTICLE 5
                                  TERM; RENEWAL

         5.1. Term. Kane's employment pursuant to this Agreement shall commence on October 15, 1998 and shall continue until October 15, 2001, at which time this Agreement shall expire unless extended as provided in Section 5.2, or unless earlier terminated under Article 6.

         5.2. Renewal. In October 2001, the Company and Kane agree to discuss whether to extend the terms of the Agreement for an additional two-year period, through October 15, 2003. Neither party is under any obligation to renew or extend the terms of this Agreement. There shall be no extension or renewal of this Agreement (except Articles 7 and 8, each of which shall continue in effect as provided in this Agreement, unless and until modified in writing by the parties), by operation of law or otherwise unless by the written agreement or consent of both the Company and Kane prior to the expiration of the initial term.


                                    ARTICLE 6
                              EVENTS OF TERMINATION

         6.1. Termination for Failure to Obtain Regulatory Approval. If the applicable regulatory authorities refuse the necessary approvals for Kane to serve as President and CEO of the Subsidiary, or otherwise substantially limit the scope of duties he may perform in that capacity, this Agreement shall terminate automatically and be of not further legal force or effect.

         6.2.     Termination by the Company.

                  (a) General. The Company shall have the right to terminate this Agreement, with or without cause, upon the vote of at least two-thirds of a quorum of the Company Board, at any time during the term of this Agreement by giving written notice to Kane. The termination shall become effective on the date specified in the notice, which termination date shall not be a date prior to the date fourteen (14) days following the date of the notice of termination itself.

                  (b) Cause Defined. For purposes of this Section 6, "cause" shall mean (i) a material breach by Kane of any covenant or condition under this Agreement; (ii) the commission by Kane of any willful act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company, or the Bank, or their reputation; (iii) any felony conviction of Kane; (iv) any willful act of gross misconduct which is materially and demonstrably injurious to the Company; (v) material violation by Kane of the Company's policies as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time; (vi) violation of the Company's drug and alcohol policy as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time; or (vii) any conduct that renders Kane unsuitable for duty as determined by any regulatory authority that oversees banking or financial institutions. Prior to termination for cause under subparagraph (i) above, Kane shall be notified of the cause for termination and given sixty (60) days from the date of such notice to cure his breach.

         6.3.     Termination by Death or Disability of the Employee.

                  (a) General. In the event of Kane's death during the term of this Agreement, all obligations of the parties hereunder shall terminate immediately.

                  (b) Disability. If the Kane is unable to perform his duties hereunder, with or without any reasonable accommodation (if such accommodation is legally required), due to mental, physical or other disability for a period of ninety (90) consecutive days in any 180-day period, as determined in good faith by the Company Board, this Agreement may be terminated by the Company, at its option, by written notice to Kane, effective on the termination date specified in such notice, provided that such termination date shall not be a date prior to the date of the notice of termination itself.

         6.4. Termination by Kane. Kane may terminate this Agreement at any time, with or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than, fourteen (14) days after the date of the notice.

         6.5.     Effect of Expiration or Termination.

                  (a)      General.  In the event this  Agreement  expires or is
terminated for any reason, then both parties' obligations hereunder shall immediately cease (including any right to compensation and benefits under
Articles 3 and 4), except that: (i) Kane or his estate or personal representative shall be entitled to receive the Salary owed to him through the effective date of such expiration or termination; (ii) the Company will pay, or reimburse, Kane's reasonable and necessary business expenses incurred prior to the date this Agreement expires or terminates; and (iii) Kane may continue to participate in any Company benefit plans to the extent he remains eligible to do so.

                  (b) Treatment of Incentive Pay and Equity Bonus. Notwithstanding the above, if this Agreement expires by its terms pursuant to
Article 5, Kane shall receive any Incentive Pay and Equity Bonus he has earned for the period at issue. Additionally, if the Agreement is terminated by the Company for any reason other than cause (including Kane's death or disability), Kane may be considered for his Incentive Pay and Equity Bonus, on a pro-rata basis, in the sole discretion of the Company's Board. Such Incentive Pay and Equity Bonus will not be available to Kane if he terminates the Agreement or if the Company terminates the Agreement for cause.

                  (c) Special payments in the event of termination for other than "cause". Kane also shall be entitled to the following additional payments, or rights, if the Agreement is terminated without cause by the Company for a reason other than Kane' death or disability: (i) severance in an amount equal to his annual base Salary, less any applicable deductions or withholding, by a lump-sum payment made within thirty (30) days of the Agreement's termination date; (ii) the right, for a 90-day period after the date of termination, to exercise the option under the stock option agreement referenced in Paragraph 4.2 to the extent the option is exercisable (vested) at the time of termination. Neither the option nor any stock granted under Section 4.2 will continue to vest with respect to any additional shares during this 90-day period.

         6.6. Cooperation. Following any termination, Kane shall fully cooperate with the Company in all matters related to the handing over and transitioning of his pending work to other employees of the Company as may be designated by the Company's Board.


                                    ARTICLE 7
                                 NONCOMPETITION

         7.1.     Noncompetition.

                  (a) Kane agrees that, during his employment hereunder, and for a period of one (1) year after the effective date of termination of this Agreement for any reason, he will not:

                  (1) Compete (as defined below) with the Company or the Subsidiary; or

                  (2) assist a Competitor (as defined below) of the Company or the Subsidiary by providing consulting or other advisory services to that Competitor.

                  (b) The following terms, as used in this Article 7 shall have the meanings set forth below:

                           (1) The term "Business" in the case of the Subsidiary means the provision of investment management services, investment sales, and purchase and sale of securities on behalf of the customers of the Subsidiary, the Company or their affiliates. In the case of the Company, the term means the provision of banking and financial services, and other businesses or services that the Company may establish from time to time during the term of this Agreement..

                           (2) The term "Competitor" means any firm, corporation or entity that is engaged in business substantially similar to the Company's or the Subsidiary's Business and that has a facility within five (5) miles of any financial institution or office owned by the Company or Subsidiary.

                           (3) The term "Compete" means to engage in direct competition with the Company or the Subsidiary by serving as an employee, consultant, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a corporation in which the Employee makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Company or Subsidiary.


                  (c) Kane further acknowledges that this Article 7 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement.

                  (d) Kane shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

                                    ARTICLE 8
                       CONFIDENTIALITY AND NON-DISCLOSURE

         8.1. Kane shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company or Subsidiary, any trade secrets or other proprietary or confidential information of the Company or any Subsidiary or affiliate of the Company or Subsidiary (collectively, "Proprietary Information") obtained by Kane from or through his employment hereunder. Such Proprietary Information includes but is not limited to marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists. Kane hereby acknowledges and agrees that all Proprietary Information referred to in this Article 8 shall not be used for any purpose other than his duties hereunder and shall be deemed trade secrets of the Company or the Subsidiary and of its subsidiaries and affiliates, and that Kane shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Virginia Uniform Trade Secret Act. Kane further acknowledges that the Company's or Subsidiary's products and titles may consist of copyrighted material, and Kane shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company or Subsidiary.

         8.2. Kane further hereby agrees and acknowledges that any disclosure of any Proprietary Information prohibited herein, or any breach of the provisions of Articles 7 or 8 of this Agreement, may result in irreparable injury and damage to the Company or Subsidiary which will not be adequately compensable in monetary damages, that the Company or Subsidiary will have no adequate remedy at law therefor, and that the Company or Subsidiary may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect the Company or Subsidiary against, or on account of, any breach by Kane of the provisions contained in Articles 7 and 8.

         8.3. Kane further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, he shall notify any new employer, partner, associate or any other firm or corporation with whom Kane shall become associated in any capacity whatsoever of the provisions of Articles 7 and 8, and that the Company may give such notice to such firm, corporation or other person.


                                    ARTICLE 9
                                  MISCELLANEOUS

         9.1. Severability. The Company and Kane recognize that the laws and public policies of the Commonwealth of Virginia are subject to varying interpretations and change. It is the intention of the Company and of Kane that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of Virginia, but that the unenforceability (or the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

         9.2. Assignment. Except as provided below, neither the rights nor obligations under this Agreement may be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

         Notwithstanding the above, upon the Subsidiary's charter and Kane's approval as President and CEO, the Company may assign this Agreement to the Subsidiary. In that event, all references to the "Company" in this Agreement are deemed to be references to the "Subsidiary," (and references to the Company Board are deemed to refer to the Subsidiary Board), except that any provision of this Agreement which refers to both the "Company" and the "Subsidiary" separately shall continue to be effective with respect to the Company after such an assignment (and will also be effective as to the Subsidiary). Upon an assignment of the Agreement by the Company, any obligations owed by Kane to the Company under this Agreement shall be owed to the Subsidiary (except, as noted above, in those instances where specific references have been made, and obligations are owed, to both entities). Additionally, any references to the Company's CEO or President shall remain unchanged after such an assignment, and the rights and duties of the Company's CEO under this Agreement shall continue in effect after any assignment.

         9.3. Notices. Any notice expressly provided for under this Agreement shall be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

         If to the Company, to:
                           L. Burwell Gunn
                           President & CEO
                           Cardinal Financial Corporation
                           10641 Lee Highway
                           Fairfax, Virginia  22030

         If to Kane, to:

                           Mr. Thomas C. Kane
                           2851 Woodlawn Avenue
                           Falls Church, Virginia  22042

         9.4. Governing Law. This Agreement shall be executed, construed and performed in accordance with the laws of the Commonwealth of Virginia without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Virginia and the parties hereby agree to the exclusive jurisdiction thereof.

         9.5. Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.6. Entire Agreement; Amendments. This Agreement constitutes and embodies the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by Kane and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        COMPANY:

                                        CARDINAL FINANCIAL CORPORATION


                                        By:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                        EMPLOYEE:


                                        --------------------------------
                                        Thomas C. Kane